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                                                                   EXHIBIT 23.03
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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     We consent to the use of our report dated January 6, 1996, except for note
2 for which the date is March 8, 1996, and note 16 for which the date is March 31, 1996, on the consolidated financial statements of Crawford Bancorp, Inc. and to reference made to us under the caption "Experts" in the Registration
Statement on Form S-4 filed by First Financial Corporation with the United
States Securities and Exchange Commission.



/s/ GEO. S. OLIVE & CO. LLC
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Geo. S. Olive & Co., LLCZ
Indianapolis, Indiana
June 7, 1966